NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Dear Shareholder:

 You are hereby invited to attend the Annual Meeting of Shareholders which will be held on Wednesday, June 15, 1994, at 9:00 a.m., Central Daylight Time, at the Milan Community Center, Milan, Illinois, Rt. 67 & 92nd Avenue. The matters to be considered and voted upon at the Annual Meeting of Shareholders are:

       1. The election of seven persons to serve as directors of the Company until the 1995 Annual Meeting of Shareholders or until their successors shall have been elected and shall have qualified.

       2. A proposal to ratify the appointment of Deloitte & Touche as independent public accountants for the current fiscal year.

     The Board of Directors has designated the close of business on May 6, 1994, as the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournment or postponements thereof.

     All shareholders of record at the close of business on May 6, 1994, are invited to attend the meeting in person. However, to ensure your shares will be voted in the event you are not able to attend, please fill in, sign, and date the enclosed proxy, and return it in the enclosed envelope as soon as possible. The attached Proxy Statement contains more detailed information with respect to the business to be transacted at the meeting.


                                                      Herbert T. Dotterer
                                                      Secretary




May 16, 1994
Milan, Illinois
May 16, 1994

																										EAGLE FOOD CENTERS, INC.
																												  PROXY STATEMENT

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Eagle Food Centers, Inc. (the "Company"), to be voted on at the Annual Meeting of Shareholders to be held June 15, 1994, at 9:00 a.m., Central Daylight Time at the Milan Community Center, Rt. 67 & 92nd Avenue, Milan, Illinois. Proxies are solicited to give all shareholders of record at the close of business on May 6, 1994, an opportunity to vote upon the items listed on the accompanying proxy card. The Proxy Statement, the Notice of Annual Meeting, and proxy card are intended to be mailed to shareholders commencing on May 16, 1994.

Only shareholders of record at the close of business on May 6, 1994, are entitled to notice of and to vote at the annual meeting. On that date, the Company had outstanding 11,051,994 shares of Common Stock at $.01 par value per share, each of which is entitled to one vote on each proposal presented. A majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting. In the election of directors, a plurality of votes cast shall elect. Each other proposal requires a majority of the votes cast on the proposal to approve. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast of proposals presented to the shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     All proxies delivered pursuant to this solicitation may be revoked at any time at the option of the shareholder by giving written notice to the Secretary of the Company, by submitting a later dated proxy, or by voting in person at the meeting.

     Upon timely receipt of each properly signed proxy card, the shares represented thereby will be voted in accordance with the directions indicated on the proxy card. If no instructions are indicated, the shares will be voted in favor of the proposals presented.

     The cost of soliciting proxies will be borne by the Company. Officers, directors, and regular employees of the Company may solicit proxies personally, by mail, or by telephone and telegraph for which they will not receive additional compensation.

     The Eagle Food Centers, Inc. 1993 Annual Report and financial statements for the fiscal year ended January 29, 1994, with comparative figures for prior periods accompanies this Proxy Statement. The Annual Report and the financial statements included therein are incorporated in this Proxy Statement by reference.

The mailing address of the principal executive offices of the Company is Rt. 67 and Knoxville Road, Milan, Illinois, 61264.

																															THE COMPANY

     Eagle Food Centers, Inc (the "Company" or "Eagle"), is a leading regional supermarket chain which owns and operates 102 supermarkets in the Quad Cities area of Illinois and Iowa, northern Illinois, central Illinois, eastern Illinois, eastern Iowa, and the Chicago/Fox Valley and northwestern Indiana area under the trade names "Eagle Food Centers", "Eagle Country Markets", "Eagle Country Warehouse", and "BOGO's." Eagle supermarkets offer a full line of groceries, meats, fresh produce, dairy products, delicatessen and bakery products, health and beauty aids and other general merchandise, as well as video rental and floral service.

     The Company uses various trademarks and service marks in its business, the most important of which are the "Eagle Country Market ", "5-Star-
Meats ", "Lady Lee " and "Harvest Day " trademarks and the "Eagle" and "Eagle Country Market" service marks. Each such trademark is federally registered. Pursuant to a trademark license agreement (the "Trademark License Agreement") with Lucky Stores, Inc., the Company has been granted the royalty-free use of the "5-Star ", "Lady Lee " and Harvest Day " trademarks until November 30, 2007. Lucky Stores, Inc. was the parent of the Company's predecessor. The Trademark License Agreement permits the Company to use the licensed trademarks only in the states of Illinois, Indiana, Iowa, Michigan, Ohio, Wisconsin, Kentucky and Minnesota. Lucky Stores, Inc. has agreed not to grant to any other person the right to use such trademarks in the states of Illinois, Indiana and Iowa during the period of the license to the Company.

                          PROPOSALS TO SHAREHOLDERS

                            ELECTION OF DIRECTORS
                                 Proposal 1

     The Board of Directors as now authorized consists of seven members, all of whom have been nominated to be elected at the 1994 Annual Meeting of Shareholders to serve until the 1995 Annual Meeting of Shareholders or until their successors have been elected and qualified. The table below sets forth certain information regarding the nominees. It is intended that the accompanying proxy will be voted for the election of the following seven persons unless the authority to vote is withheld:

The Board of Directors recommends a vote FOR each of the seven nominees listed below.

Name              													Age    Position(s) Held

Martin J. Rabinowitz           62   Chairman of the Board and Director
Pasquale V. Petitti (1)        64   Chief Executive Officer, President and
																																				Director
Herbert T. Dotterer            49   Senior Vice President--Finance and
																																				Administration, Chief Financial Officer,
																																				Secretary and Director
Steven M. Friedman 												39   Director
Peter B. Foreman 												  58   Director
Michael J. Knilans 												67   Director
William J. Snyder  												51   Director

(1) 		Gerald E. Barber resigned as President and Chief Executive Officer on April 13, 1994. Mr. Petitti succeeded Mr. Barber as President and Chief Executive Officer.

The business experience of each of the directors and executive officers during the past five years is as follows:

    Mr. Rabinowitz served as Chairman of the Board from November 1987 until June 1990 and resumed the position as of May 1992.
Mr. Rabinowitz has been a Limited Partner of Odyssey Partners since January 1993 and was a General Partner of Odyssey Partners from February 1984 through December 1992. Prior to joining Odyssey Partners, Mr. Rabinowitz was a senior tax partner with the law firm of Weil, Gotshal & Manges. Mr. Rabinowitz also serves as Chairman of the Board of Thackeray Corporation.

    Mr. Petitti resumed the positions of President, Chief Executive Officer and director in April 1994. Previously, Mr. Petitti served as President and Chief Executive Officer from September 1989 through April 1992 when he retired as an officer of the Company and as director from June 1989 until April 1993. Mr. Petitti has been with the Company or its predecessor since 1957.

    Mr. Dotterer, who was named Secretary and a director of the Company in February 1992, served as Controller from August 1988 until June 1990 when he became Vice President-Finance, Chief Financial Officer. He became Senior Vice President-- Finance and Administration, Chief
Financial Officer in January 1994.   Mr. Dotterer has 32 years of
experience in the supermarket industry.

    Mr. Friedman is a General Partner of E.O.S. Partners, a private investment firm. Mr. Friedman has served as a director of the Company since November 1987 and was a General Partner of Odyssey Partners from April 1, 1988 until December 1993. Mr. Friedman also serves as a director and Vice President of Forstmann & Company, Inc.; a director of The Caldor Corporation; a director of The Leslie Fay Companies, Inc.; a director of Gundle Environmental Systems, Inc.; a director of Revell-Monogram, Inc.; a director of MB Communications, Inc.; and a director, Chairman and Chief Executive Officer of JPS Textile Group, Inc.

    Mr. Foreman is President of Sirius Corporation, a private investment management firm. Mr. Foreman also serves as a director of Glacier
Water Services, Inc. and director of PCA International. Mr. Foreman has been a director of the Company since June 1989.

    Mr. Knilans served as the President of Big Bear, Inc., a supermarket chain in Ohio, from June 1983 to June 1989. Mr. Knilans has been a director of the Company since June 1989. Mr. Knilans also serves as a director of the Cardinal Fund, Columbus, Ohio, director of the Bureau of Workers' Compensation, State of Ohio, and director of the Golub Corporation.

    Mr. Snyder is a senior partner in the law firm of Snyder & Schwarz, P.C., Rock Island, Illinois. Mr. Snyder and the firm have performed legal services in the past for the Company and the Company expects such services to continue in the future. Mr. Snyder has been a director of the Company since June 1989.

    JPS Textile Group, Inc. and MB Communications, Inc., referred to above, were restructured pursuant to so-called "prepackaged" or negotiated plans of reorganization under chapter 11, title 11 of the United States Code during the periods February 7, 1991 to April 2, 1991 and December 10, 1991 to January 15, 1992, respectively.

    The Company's directors are elected annually to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. None of the directors or executive officers listed herein is related to any other director or executive officer.

																							COMPENSATION OF DIRECTORS

    The Company's former policy was to pay directors who were not owners or affiliated with the owners of the Company's predecessor an annual retainer of $15,000 and fees of $750 for each board meeting and $500 for each committee meeting attended plus reimbursement of travel expenses and the cost of attending meetings. Effective in the third quarter of fiscal year 1993, the policy for compensation of directors was changed to allow all nonemployee directors to receive the same payments as described above.

  Mr. Snyder does not receive director's fees, but does receive legal
fees for his services as a board and committee member.    Former
Director Robert C. Grayson, who resigned from the Board on May 5, 1994, is also a party to the consulting agreement with the Company as described below under "Certain Transactions."

																										CERTAIN TRANSACTIONS

    Snyder & Schwarz, P.C., the law firm of which Mr. Snyder, a director of the Company is a member, serves as counsel to the Company. The Company paid that law firm $215,556, $281,034 and $239,446 for services rendered in fiscal 1993, fiscal 1992 and fiscal 1991, respectively. These amounts include remuneration for Mr. Snyder's services as a director of the Company.

    Robert C. Grayson & Associates of which Mr. Grayson is President and Chief Executive Officer has performed consulting services for the Company in the amount of $63,596 for fiscal 1993. Mr. Grayson served as director of the Company for part of fiscal 1993. The Board has determined that the fees paid for services rendered from Snyder &
Schwarz, P. C. and Robert C. Grayson & Associates were fair and competitive.

              BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    The Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall performance of the Company. The directors are kept informed of the Company's business through discussions with the Chairman, President and Chief Executive Officer, and other directors and officers, by reviewing reports and analyses, and by participating in board and committee meetings. In addition, from time to time, members of the Board of Directors and committees act by unanimous written consent pursuant to Delaware law.

    The Board of Directors held ten meetings during fiscal 1993. All directors attended at least 75% of all board and committee meetings on which they served except Mr. Petitti who only served as a director until April 1993.

    The Board of Directors has an Audit Committee and a Compensation Committee. The Board has no nominating committee. The Board of Directors acts as a committee of the whole with respect to functions that would be performed by a nominating committee.

    The Audit Committee is composed of Mr. Snyder, Mr. Foreman, and Mr. Knilans. The Committee met twice during fiscal 1993. The Committee recommends the engagement of an independent auditor and reviews the scope and results of the Company's audits, the Company's internal accounting controls, and the professional services rendered by the Company's independent auditors.

    The Compensation Committee is composed of Mr. Rabinowitz, Mr. Friedman and Mr. Foreman. Mr. Foreman became a member of the Compensation Committee in June 1993. The Committee met once during fiscal 1993. The Committee reviews and approves all salary arrangements and other remuneration for officers of the Company.

Limitation of Liability of Directors

    As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Delaware General Corporation Law, however, this provision does not eliminate or limit the liability of a director of the Company (i) for breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payments of dividends or unlawful stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

																									EXECUTIVE COMPENSATION

Summary Compensation

    The Summary Compensation Table below shows compensation information for the Chief Executive Officer and the four other most highly compensated executive officers (the "named executive officers") who were serving at January 29, 1994, for the fiscal years indicated.

																							SUMMARY COMPENSATION TABLE
                                            Annual Compensation           Long-Term Compensation
                                    		  																				Other
Name and				       									Fiscal   	 	 	   															Annual      		LTIP  								All Other
Principal Position			    				Year 					Salary  		Bonus			Compensation				Payouts      Compensation
Gerald E. Barber, (1)   					1993					$204,000							$0     			  (2)   					$0         $6,793(5)
	Chief Executive Officer 			 1992						194,000   80,000 			52,549(3)  	135,720  (4)     5,095(5)
	and President
	Philip B. Murphy 											1993						121,500	  10,000  					   (2)		       0     					3,350(5)
	Senior Vice President--  			1992						115,500   40,000 			43,967(3)				81,200		(4)					2,513(5)
 Marketing    															1991 						76,154  	22,000   	      (2) 								0       							0
Herbert T. Dotterer, 		 			  1993  				 95,000   10,000          (2)         0          3,926(5)
 Senior Vice President -- 			1992			 			90,000   40,000 			      (2)	  158,676  (4)					2,945(5)
 Finance and Administration, 1991 						86,013   29,000          (2) 					   0        	 				0
 Chief Financial Officer
Robert L. Jaynes (6)    					1993 						69,141   35,000(8)  				 (2)  							0        						0
 Senior Vice President--
 Operations
Steve M. Bryan (7)      					1993 						94,500 							0    	9,087(9)									0										2,667(5)
 Vice President-- 								   1992 						90,000   25,000          (2)				69,600  (4)					2,000(5)
 Operations 															  1991 						71,923		 20,000 			      (2) 		      0        						0

Notes:

(1) Mr. Barber was Chief Executive Officer from May 1992 until April 13, 1994 when he was succeeded by Pasquale V. Petitti. Mr. Petitti's 1994 compensation is based on an annual salary figure of $204,000 plus an annual incentive bonus. In addition, Mr. Petitti receives retirement benefits and deferred compensation payments from his previous employment.

(2) Received other annual compensation consisting of perquisites and personal benefits valued at less than ten percent of total annual salary and bonus.

(3) Amounts represent moving expenses of $52,549 and $43,967 for Messrs. Barber and Murphy.

(4) Amounts represent payouts in respect of long-term awards under the Performance Equity Plan.

(5) Amounts represent the full dollar value of premiums paid by the Company on compensatory split-dollar executive life insurance policies for each executive, respectively.

(6) Mr. Jaynes joined the Company as Senior Vice President, Operations in September 1993.

(7) Mr. Bryan resigned from the Company on January 28, 1994.

(8) Amount represents cash incentives as part of initial signing agreement.

(9) Amount represents accrued vacation paid upon Mr. Bryan's termination.

Aggregated Option/SAR Exercises and Fiscal Year and Option/SAR Values

    The following table shows information regarding the values of certain unexercised SARs at the end of the last completed fiscal year.
No stock appreciation rights or stock options were granted and no stock appreciation rights were exercised during fiscal 1993. All stock appreciation rights outstanding at the end of fiscal 1993 expired unexercised with Mr. Barber's termination of employment in April 1994.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values Table
                                                            														Value of Unexercised
																	    Acquired															Number of Unexercised										in-the-Money SAR
                 							on    	Value								SARs at Jan. 29, 1994 									at Jan. 29, 1994(1)
    Name      							Exercise 	Realized 	Exercisable  Nonexercisable		 Exercisable  Nonexercisable
Gerald E. Barber  				 	0       		0 								17,500    			17,500       		   0        				  0
Philip B. Murphy  					 0     		  0      								0       			  0         		 0         				 0
Herbert T. Dotterer 			 0	     		 0      								0         			0          		0         				 0
Robert L. Jaynes  					 0       		0      								0         			0   	       	0         				 0
Stephen M. Bryan  						0       		0      								0         			0 		         0         				 0

(1)		Market value of underlying securities at January 29, 1994 minus the
					base price.

																				Compensation Committee Report

    The Compensation Committee for fiscal 1993 was composed of three nonemployee members from the Board of Directors. The members were Mr. Rabinowitz, Mr. Friedman and Mr. Foreman who became a member in June 1993. Mr. Barber attended meetings as a non-voting member. The Committee establishes objectives for the executive compensation program and reviews and approves all salary and other remuneration for the executive officers of the Company. The objectives of the executive compensation program are to:

 1. Promote the attainment of Company goals by placing a greater portion of compensation subject to performance goals.
 2. Attract and retain qualified talent.
 3. Enhance shareholder value by providing opportunities for equity ownership through performance-based programs.

 The executive officer compensation program is comprised of salary, cash incentive compensation and other benefits, including pension and medical benefits which are available to other employees in the Company.

Base Salary

 There is no formal Compensation Committee policy regarding the determination of salaries; however, consideration is given to several factors including individual work experience, performance, and comparable salaries within the retail food industry. Based upon a 1992 study conducted by Hewitt Associates of fifteen similar retail food chains, the Company's salary structure for executive officers was approximately one-third below the industry median. Salary adjustments for fiscal year 1993 were made to maintain a relative position in the industry and not based upon specific measures of performance.

The compensation peer group used in the Hewitt Study is not the same as the S & P Retail Food peer group index used in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement. The group with which the Company competes for executive talent does not necessarily include all of companies which should be used to compare shareholder returns.

Annual Incentive Bonuses

In fiscal 1993, the bonus policy was based in part on upon specific financial measures of performance and in part on a discretionary method. The Company used the Hewitt study and other industry comparative data to
determine annual bonus potentials.   Annual bonus potentials depend upon
job levels and are set at a stated percent of the base compensation. Seventy-five percent of the total bonus potential is dependent upon the achievement of specific financial measures including Company sales, EBIT and ROA, and 25% of the total potential bonus is discretionary. The Company did not meet any of its goals for the objective test in fiscal 1993. The bonuses paid reflected discretionary amounts available to be awarded.

Long-Term Incentive

 The Committee intends to develop a new long-term incentive program providing stock and other incentives to provide a long-term focus for fiscal 1994 and later fiscal years. The Company's last program expired in January 1993.

Chief Executive Officer Compensation

 Mr. Barber's base salary increases for fiscal 1993 totalled $10,000.
His base salary at the end of the year was $204,000. Salary adjustments for fiscal year 1993 were made to maintain a relative position in the industry and not based upon specific measures of performance. Mr. Barber received no bonus for fiscal 1993.

Compensation Committee:

Martin J. Rabinowitz
Steven M. Friedman
Peter B. Foreman

Compensation Committee Interlocks and Insider Information

 Mr. Friedman also serves as the Chairman and Chief Executive Officer of JPS Textile Group, Inc. and Mr. Salem Shuchman, a former director and Vice-President of the Company, also served as a director and Vice-President of JPS Textile Group, Inc for a short time in 1993. Mr. Friedman received a pro rata portion of the annual retainer and committee meeting fees from the Company and has not received compensation from JPS Textile Group, Inc. Mr. Shuchman did not receive any compensation from either the Company or JPS Textile Group, Inc. in fiscal 1993.

Summary of Compensation Plans

Retirement Plan

 The Company maintains a tax-qualified defined benefit pension plan covering both salaried and non-union hourly employees. The benefit formula under such plan is the sum of 1% of annual compensation for each year up to the Social Security Wage Base for that year and 1.33% of annual compensation over the Social Security Wage Base with a minimum benefit of $360 per year multiplied by years of credited service. There is full vesting of benefits after five years of service. All contributions are made by the Company. Effective October 1, 1990, the pension plans were amended to provide for voluntary early retirement at age 55. Assuming continued employment with the Company until retirement at age 65, the estimated annual benefits payable beginning at age 65 to the named executive officers are as follows: Mr. Murphy--$43,814;
Mr. Jaynes--$30,409; and Mr. Dotterer--$34,655.

Stock Incentive Plan

 The Company has a Stock Incentive Plan which was ratified by the shareholders at the 1990 Annual Shareholders Meeting. The Plan provides the Compensation Committee with the discretion to make grants until August 3, 1995 to all salaried employees of the Company who are not in a bargaining unit, in the form of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, and Restricted Stock. Grants of Stock Appreciation Rights, Limited Stock Appreciation Rights, and Restricted Stock are intended to be confined to key employees in special situations. Three hundred fifty thousand shares of Common Stock of the Company are available for grant under the Plan, of which no more than 100,000 shares may be granted in the form of Restricted Stock.

 As of January 29, 1994, a total of 73,375 shares were outstanding of which were 31,250 shares with an option price of $10.00 and 31,900 shares with an option price of $8.50. A total of 286,850 shares remained available for the granting of options. No options have been granted to the executives in listed in the Cash Compensation Table.

Performance Graph

 Shown below is a line graph comparing a six year cumulative total shareholder return for the Company, the S&P Retail Stores (Food), and the Russell 2000. A chart has been substituted for the Performance Graph.

                Comparison of Six-Year Cumulative Total Return*
              for Eagle Food Centers, Inc., Russell 2000 Index,
                       and S&P Retail Stores Food)Index

                           July 1989 - January 1994


												                                  Russell     S & P
												    Period           Eagle         2000     Ret. Food

												    Jul 89          100.00        100.00      100.00
												    Jan 90           72.15         89.14       89.04
												    Jan 91           29.75         85.70      111.28
												    Jan 92           36.08        124.13      108.07
												    Jan 93           36.71        140.56      137.87
												    Jan 94           32.91        166.72      132.93


*   Total return equals price appreciation plus dividends and assumes
				reinvestment of dividends.

Note:  Companies comprising the S&P Retail Stores (Food) Index include:
Albertson's, Inc.; American Stores Co.; Brunos Inc.; Giant Food Inc.; Great Atlantic & Pacific Tea Co.; Kroger Co.; and Winn-Dixie Stores Inc.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

 None of the named executive officers have employment contracts with the Company. In order to protect all of the participant's rights in the event of a Change in Control (as defined below) of the Company, the Stock Incentive Plan provides for the immediate vesting of all outstanding awards upon the occurrence of such an event. For purposes of such Plan, a Change in Control of the Company is deemed to occur if: (i) any person or entity (with the exception of Odyssey Partners) acquires 50% or more of the voting securities of the Company; (ii) during any period of two consecutive years, a majority of the members of the Board of Directors are replaced; (iv) the shareholders approve a plan of complete liquidation, an agreement for sale or disposition of substantially all of the Company's assets, or a materially dilutive merger or consolidation of the Company; or (iv) the Board of Directors agrees by a two-thirds vote that a Change in Control has occurred or is about to occur and within six months actually does occur. However, for purposes of such Plan, no Change in Control would be deemed to occur with respect to any Plan participant who is a material equity participant of the purchasing group that consummates a Change in Control.

																	SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS
                               AND MANAGEMENT

 The following table sets forth information with respect to the beneficial ownership of shares of Common Stock by (a) each person or group that is known to the Company to be the beneficial owner of more than 5% of the outstanding shares, (b) each director and named executive officer of the Company, and (c) all directors and executive officers of the Company as a group.

                                     						Amount
                                   						and Nature  		         Percent
Name and Address                  						of Beneficial  			         of
of Beneficial Owner              								Ownership(1)    	     Class(2)

Odyssey Partners, L.P.(3)   								      5,754,835              52.07
Stephen Berger(4)                 								5,754,835
Leon Levy(4)                      								5,754,835
Jack Nash(4)                     								 5,754,835
Joshua Nash(4)                 								   5,754,835
Martin J. Rabinowitz(5)								           5,754,835
   c/o Odyssey Partners, L.P.
   31 West 52nd Street
   New York, New York 10019
Lindner Fund, Inc. (6)								            1,000,500               9.05
   c/o	Ryback Management Corporation
		 7711 Carondelet Avenue, Box 16900
	  St. Louis, Missouri 63105

Steven M. Friedman(3) 								              267,345               2.42
Pasquale V. Petitti           								      250,000               2.26
Herbert T. Dotterer                  								18,226               *
Philip B. Murphy                      								8,928               *
Robert L. Jaynes                          								0               *
Peter B. Foreman                  								  151,022               1.37
Michael J. Knilans                      								500               *
William J. Snyder(7)                  								1,000               *

Directors and officers as a group 			     6,184,511   											55.96
(9 persons) including certain of the
persons listed above.

(1) Unless otherwise noted, each person has sole investment and voting power with respect to the shares indicated.

(2) 11,051,994 shares of Common Stock were outstanding on April 29,
    1994.

(3) Odyssey Partners, a private investment firm has beneficial ownership of 5,754,835 shares. This includes shares 267,345 shares in which Steven M. Friedman, a former general partner of Odyssey Partners, L.P., and 29,670 shares in which Salem D. Shuchman, a former associate of Odyssey Partners, L.P., has an economic interest. Odyssey Partners retains sole voting and dispositive power over Mr. Friedman's and Mr. Shuchman's shares.

(4) Represents shares owned by Odyssey Partners which may be deemed to be beneficially owned by each of Messrs. Berger, Levy, Jack Nash, and Joshua Nash by virtue of each being a General Partner of Odyssey Partners.

(5) Mr. Rabinowitz is a limited partner of Odyssey Partners.
    Mr. Rabinowitz disclaims beneficial ownership of the shares of Common Stock owned by Odyssey Partners because he does not have investment or dispositive power with respect thereto.

(6) Based on information in a Schedule 13G Report delivered to the
				Company dated February 4, 1994 with respect to Lindner Fund, Inc., a
				registered investment company.

(7) The profit sharing plan of Snyder & Schwarz, P.C., the law firm of
				which Mr. Snyder is a member, owns 1,000 shares of Common Stock.

*   Owns less than 1% of the total outstanding Common Stock of the Company.

Ownership of Principal Shareholders

    Odyssey Partners currently holds the right to vote 52.07% of the issued and outstanding shares of Common Stock of the Company. As long as Odyssey Partners owns a majority of the outstanding voting stock of the Company, Odyssey Partners will be able, acting alone, to elect the entire Board of Directors of the Company and to approve any action requiring shareholder approval.

Compliance Under Section 16a of the Securities Exchange Act

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended January 29, 1994, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

																													RATIFICATION OF THE
                     SELECTION OF AN INDEPENDENT AUDITOR
                             	   Proposal 2

    Deloitte & Touche, 2 Prudential Plaza, 180 North Stetson Avenue, Chicago, Illinois, independent certified public accountants, have performed an examination of the financial statements of the Company for the fiscal year ended January 29, 1994. Services provided by Deloitte & Touche included work related to the examination of the annual financial statements, reviews of unaudited quarterly financial information and preparation of state and federal income tax returns.

    The Board of Directors, upon recommendation of its Audit Committee, has appointed Deloitte and Touche to audit the books and accounts of the Company for the fiscal year ending January 29, 1994 and is seeking ratification of this appointment by the Shareholders. It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment.

    A representative of Deloitte & Touche will be attending the meeting and provided the opportunity to make a statement, if desires, and will be available to respond to appropriate questions.

																						1994 SHAREHOLDER PROPOSALS

    Any shareholder who desires to present a proposal qualified for inclusion in the Company's proxy materials for the 1994 Annual Shareholders Meeting must forward the proposal in writing to the Secretary of the Company at the address shown on the first page of this proxy statement in time to arrive at the Company no later than January 16, 1995.

																									ADDITIONAL INFORMATION

    Included with this Proxy Statement is the Company's Annual Report indicating the general scope and nature of such business together with a summary of the activities and financial results of the Company for fiscal 1993. Shareholders may upon written request and without charge, obtain a copy of the Company's Securities and Exchange Commission Annual Report on Form 10-K. Exhibits to the Form 10-K are also available. The Company will require payment of a fee covering its reasonable expenses in furnishing such exhibits. Address any request to Mr. Herbert T. Dotterer, Eagle Food Centers, Inc., Rt. 67 and Knoxville Rd., Milan, Illinois, 61264.

																													OTHER MATTERS

    The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intent of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion.





                                           BY ORDER OF THE BOARD OF DIRECTORS

Dated May 16, 1994                         Herbert T. Dotterer, Secretary